Exhibit 99.1

Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Houston Spencer +1 (914) 323-5723	Matt Latino +1 (914) 323-5821
	Houston.Spencer@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem reports fourth quarter and full-year 2019 earnings

•	Full-year 2019 reported net income of $401 million or $2.21 per share; adjusted full-year net income of $547 million or $3.02 per share

•	Full-year free cash flow conversion was 124%

•	Fourth quarter 2019 reported net income was $118 million or $0.65 per share; adjusted net income of $161 million or $0.89 per share

•	Announces 8% increase in cash dividend, representing the company’s ninth consecutive annual dividend increase

•	Provides 2020 organic revenue growth guidance range of 1% to 3% and adjusted earnings per share range of $2.96 to $3.16

RYE BROOK, N.Y., February 6, 2020 - Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported full-year 2019 revenue of $5.25 billion, up one percent on a reported basis and four percent on an organic basis. Full-year reported net income was $401 million, or $2.21 per share, with a reported operating margin of 9.3 percent. Adjusted net income, which excludes the impact of restructuring, realignment and special charges, was $547 million, or $3.02 per share. Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) was 19.5 percent, flat year-over-year. Xylem delivered full-year 2019 adjusted operating margin of 13.9 percent, up 20 basis points versus the prior year. The Company generated $613 million in free cash flow, representing a 124 percent conversion.

In the fourth quarter 2019, Xylem generated net income of $118 million, or $0.65 per share, and adjusted net income of $161 million, or $0.89 per share, which excludes the impact of restructuring, realignment and special charges. Fourth quarter revenue was $1.37 billion reflecting ongoing softness in Industrial and Commercial end markets. Adjusted EBITDA declined 10 basis points to 20.5 percent. Reported operating margin in the quarter was 14.2 percent and adjusted operating margin declined 10 basis points year-over-year to 15.0 percent.

“Our teams continued to capitalize on Xylem’s portfolio of industry-leading technologies throughout 2019, again delivering mid-single-digit growth in the Utilities market globally, including double-digit growth in China and India,” said Patrick Decker, president and CEO of Xylem. “However, soft Industrial and Commercial markets in the second half slowed our overall revenue growth and margin progress for the year. In response to those challenges, we effectively contained costs, significantly improved working capital, and exceeded our free cash flow conversion commitments.”

“We’ve entered 2020 with strong operational discipline, solid foundations underpinning continued growth, and an energized global team leading the industry on sustainability,” Decker continued. “We’re confident we can manage through soft conditions persisting through the first half, and we foresee a moderate second-half recovery in our short-cycle businesses in parallel with ramp-ups in several large Utilities projects in our backlog. We expect a return to mid-single-digit growth in the second half of the year.”

Xylem announced that its Board of Directors declared a dividend in the amount of $0.26 per share, an increase of 8 percent. The dividend is payable on March 26, 2020, to shareholders of record as of February 27, 2020.

Full-year 2020 Outlook
Xylem forecasts full-year 2020 organic revenue in the range of $5.3 to $5.35 billion, up one to three percent.
Full-year 2020 adjusted operating margin is expected to be in the range of 14.0 to 14.5 percent, resulting in adjusted earnings per share of $2.96 to $3.16. This represents an increase of one to eight percent from Xylem’s 2019 adjusted results, excluding the impact of foreign exchange translation and a reduction in non-cash pension income. The Company’s adjusted earnings outlook excludes projected restructuring and realignment costs in the range of $35 million to $45 million for the year. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

Fourth Quarter Segment Results
Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•
Fourth quarter 2019 revenue was $603 million, up one percent organically compared with fourth quarter 2018. This increase was driven by solid results in the Utilities end market in the Emerging Markets and Europe. This was largely offset by declines in its short-cycle industrial dewatering business.

•
Fourth quarter reported operating income for the segment was $119 million. Adjusted operating income for the segment, which excludes $6 million of restructuring and realignment, was $125 million. Reported operating margin for the Water Infrastructure segment was 19.7 percent, up 20 basis points versus the prior year, and adjusted operating margin was 20.7 percent, flat with prior year. Strong productivity benefits and cost control offset inflation, lower volumes, and unfavorable mix from our high-margin Dewatering business.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial applications.

•
Fourth quarter 2019 Applied Water revenue was $392 million, a two percent decline organically year-over-year. Volume weakness in the Commercial and Industrial end markets continued in the quarter, with particular softness in the United States and Europe, partly offset by modest growth in Emerging Markets.

•
Fourth quarter reported operating income for the segment was $62 million and adjusted operating income, which excludes $3 million of restructuring and realignment costs, was $65 million, a six percent decrease versus the comparable period last year. The segment reported operating margin was 15.8 percent, down 60 basis points versus the prior year period. Adjusted operating margin declined 60 basis points to 16.6 percent. Strong productivity and price realization in the segment was more than offset by inflation, unfavorable mix, and lower volumes.

Measurement & Control Solutions
Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.

•
Fourth quarter 2019 Measurement & Control Solutions revenue was $376 million, up two percent organically versus the prior year, driven by higher energy project deployments in the United States, and stronger international water metrology demand.

•
Fourth quarter reported operating income for the segment was $27 million, and adjusted operating income, which excludes $2 million of restructuring and realignment costs, was $29 million. Measurement & Control Solutions segment reported operating margin was 7.2 percent. Adjusted operating margin of 7.7 percent increased 20 basis points over the prior year period. Productivity benefits and price realization offset inflation and mix headwinds to modestly expand margins.

Supplemental information on Xylem’s fourth quarter 2019 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.
About Xylem
Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat, analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services settings. Xylem also provides a leading portfolio of smart metering, network technologies and advanced infrastructure analytics solutions for water, electric and gas utilities. The Company’s more than 16,000 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York, with 2019 revenue of $5.25 billion, Xylem does business in more than 150 countries through a number of market-leading product brands.
The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all - that which occurs in nature. For more information, please visit us at www.xylem.com.
Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include any statements that are not historical in nature, including any statements about the capitalization of the Company, the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Factors that could cause results to differ materially from those anticipated include: overall economic and business conditions; geopolitical and other risks associated with our international operations, including military actions, protectionism, economic sanctions or trade barriers including tariffs and embargoes that could affect customer markets and our business, and non-compliance with laws, including foreign corrupt practice laws, data privacy, export and import laws and competition laws; actual or potential pandemics; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates;  disruption, competition and pricing pressures in the markets we serve; industrial, governmental and private sector spending; the strength of housing and related markets; weather conditions; ability to retain and attract talent and key members of management; our relationship with and the performance of our supply chain including channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; changes in the value of goodwill or intangible assets; risks relating to product defects, product security, product liability and recalls; claims or investigations by governmental or regulatory bodies; cybersecurity attacks, breaches or other disruptions of information technology systems on which we rely; litigation and contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 ("2018 Annual Report") and with subsequent filings we make with the Securities and Exchange Commission ("SEC").
All forward-looking statements made herein are based on information currently available to the Company as of the date of this Report.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

Year Ended December 31,	2019	2018	2017
Revenue	$5,249	$5,207	$4,707
Cost of revenue	3,203	3,181	2,860
Gross profit	2,046	2,026	1,847
Selling, general and administrative expenses	1,158	1,161	1,089
Research and development expenses	191	189	181
Restructuring and asset impairment charges	63	22	25
Goodwill impairment charge	148	—	—
Operating income	486	654	552
Interest expense	67	82	82
Other non-operating (expense) income, net	(4)	13	6
Gain (loss) on sale of businesses	1	—	(10)
Income before taxes	416	585	466
Income tax expense	15	36	136
Net income	401	549	330
Less: Net loss attributable to non-controlling interests	—	—	(1)
Net income attributable to Xylem	$401	$549	$331
Earnings per share:
Basic	$2.23	$3.05	$1.84
Diluted	$2.21	$3.03	$1.83
Weighted average number of shares:
Basic	180.0	179.8	179.6
Diluted	181.2	181.1	180.9

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

December 31,	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$724	$296
Receivables, less allowances for discounts, returns and doubtful accounts of $35 and $35 in 2019 and 2018, respectively	1,036	1,031
Inventories	539	595
Prepaid and other current assets	151	172
Total current assets	2,450	2,094
Property, plant and equipment, net	658	656
Goodwill	2,839	2,976
Other intangible assets, net	1,174	1,232
Other non-current assets	589	264
Total assets	$7,710	$7,222
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$597	$586
Accrued and other current liabilities	628	546
Short-term borrowings and current maturities of long-term debt	276	257
Total current liabilities	1,501	1,389
Long-term debt, net	2,040	2,051
Accrued postretirement benefits	445	400
Deferred income tax liabilities	310	303
Other non-current accrued liabilities	447	297
Total liabilities	4,743	4,440
Stockholders’ equity:
Common stock — par value $0.01 per share:
Authorized 750.0 shares, issued 193.9 and 192.9 shares in 2019 and 2018, respectively	2	2
Capital in excess of par value	1,991	1,950
Retained earnings	1,866	1,639
Treasury stock – at cost 13.7 shares and 13.2 shares in 2019 and 2018, respectively	(527)	(487)
Accumulated other comprehensive loss	(375)	(336)
Total stockholders’ equity	2,957	2,768
Non-controlling interest	10	14
Total equity	2,967	2,782
Total liabilities and stockholders’ equity	$7,710	$7,222

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

Year Ended December 31,	2019	2018	2017
Operating Activities
Net income	$401	$549	$330
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	117	117	109
Amortization	140	144	125
Deferred income taxes	(77)	(47)	(33)
Share-based compensation	29	30	21
Restructuring and asset impairment charges	63	22	25
Goodwill impairment charge	148	—	—
(Gain)/loss from sale of businesses	(1)	—	10
Other, net	9	9	19
Payments for restructuring	(30)	(21)	(28)
Contributions to postretirement benefit plans	(19)	(41)	(33)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(23)	(103)	(79)
Changes in inventories	47	(97)	27
Changes in accounts payable	29	51	50
Changes in accrued liabilities	15	(6)	28
Changes in accrued taxes	(13)	—	104
Net changes in other assets and liabilities	4	(21)	11
Net Cash — Operating activities	839	586	686
Investing Activities
Capital expenditures	(226)	(237)	(170)
Proceeds from the sale of property, plant and equipment	—	—	1
Acquisitions of businesses and assets, net of cash acquired	(18)	(433)	(33)
Proceeds from sale of businesses	—	22	16
Cash received from investments	11	11	10
Cash paid for investments	(7)	(11)	(11)
Cash received from cross currency swaps	9	—	—
Other, net	—	5	6
Net Cash — Investing activities	(231)	(643)	(181)
Financing Activities
Short-term debt issued, net	281	335	—
Short-term debt repaid, net	(254)	(52)	(282)
Long-term debt issued, net	—	1	—
Long-term debt repaid, net	—	(120)	—
Repurchase of common stock	(40)	(59)	(25)
Proceeds from exercise of employee stock options	13	7	16
Dividends paid	(174)	(152)	(130)
Other, net	(3)	—	—
Net Cash — Financing activities	(177)	(40)	(421)
Effect of exchange rate changes on cash	(3)	(21)	22
Net change in cash and cash equivalents	428	(118)	106
Cash and cash equivalents at beginning of year	296	414	308
Cash and cash equivalents at end of year	$724	$296	$414
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$77	$78	$78
Income taxes (net of refunds received)	$107	$75	$57

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent non-GAAP measures as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of "free cash flow" does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Sensus Acquisition Related Costs"defined as costs incurred by the Company associated with the acquisition of Sensus that are being reported within operating income. These costs include integration costs, acquisition costs, costs related to the recognition of the backlog intangible asset amortization recorded in purchase accounting.
“Special charges" defined as costs incurred by the Company, such as acquisition and integration related costs not included in "Sensus Acquisition Related Costs", non-cash impairment charges and other special non-operating items, such as pension adjustments.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2019 v. 2018	% Change 2019 v. 2018	Acquisitions/ Divestitures	FX Impact	Change Adj. 2019 v. 2018	% Change Adj. 2019 v. 2018
	2019	2018

Year Ended December 31
Xylem Inc.	5,339	5,437	(98)	-2%	17	129	48	1%	1%
Water Infrastructure	2,234	2,255	(21)	-1%	—	74	53	2%	2%
Applied Water	1,556	1,557	(1)	0%	—	29	28	2%	2%
Measurement & Control Solutions	1,549	1,625	(76)	-5%	17	26	(33)	-2%	-3%

Quarter Ended December 31
Xylem Inc.	1,286	1,383	(97)	-7%	4	16	(77)	-6%	-6%
Water Infrastructure	530	584	(54)	-9%	—	10	(44)	-8%	-8%
Applied Water	387	395	(8)	-2%	—	3	(5)	-1%	-1%
Measurement & Control Solutions	369	404	(35)	-9%	4	3	(28)	-7%	-8%

Quarter Ended September 30
Xylem Inc.	1,346	1,356	(10)	-1%	4	24	18	1%	1%
Water Infrastructure	586	537	49	9%	—	13	62	12%	12%
Applied Water	376	377	(1)	0%	—	6	5	1%	1%
Measurement & Control Solutions	384	442	(58)	-13%	4	5	(49)	-11%	-12%

Quarter Ended June 30
Xylem Inc.	1,392	1,378	14	1%	7	33	54	4%	3%
Water Infrastructure	586	580	6	1%	—	16	22	4%	4%
Applied Water	399	401	(2)	0%	—	8	6	1%	1%
Measurement & Control Solutions	407	397	10	3%	7	9	26	7%	5%

Quarter Ended March 31
Xylem Inc.	1,315	1,320	(5)	0%	2	56	53	4%	4%
Water Infrastructure	532	554	(22)	-4%	—	35	13	2%	2%
Applied Water	394	384	10	3%	—	12	22	6%	6%
Measurement & Control Solutions	389	382	7	2%	2	9	18	5%	4%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2019 v. 2018	% Change 2019 v. 2018	Acquisitions/ Divestitures	FX Impact	Change Adj. 2019 v. 2018	% Change Adj. 2019 v. 2018
	2019	2018

Year Ended December 31
Xylem Inc.	5,249	5,207	42	1%	22	124	188	4%	3%
Water Infrastructure	2,177	2,176	1	0%	—	70	71	3%	3%
Applied Water	1,541	1,534	7	0%	—	29	36	2%	2%
Measurement & Control Solutions	1,531	1,497	34	2%	22	25	81	5%	4%

Quarter Ended December 31
Xylem Inc.	1,371	1,386	(15)	-1%	4	17	6	0%	0%
Water Infrastructure	603	609	(6)	-1%	—	11	5	1%	1%
Applied Water	392	402	(10)	-2%	—	3	(7)	-2%	-2%
Measurement & Control Solutions	376	375	1	0%	4	3	8	2%	1%

Quarter Ended September 30
Xylem Inc.	1,296	1,287	9	1%	4	24	37	3%	3%
Water Infrastructure	531	541	(10)	-2%	—	13	3	1%	1%
Applied Water	376	378	(2)	-1%	—	6	4	1%	1%
Measurement & Control Solutions	389	368	21	6%	4	5	30	8%	7%

Quarter Ended June 30
Xylem Inc.	1,345	1,317	28	2%	9	32	69	5%	5%
Water Infrastructure	561	546	15	3%	—	16	31	6%	6%
Applied Water	394	388	6	2%	—	8	14	4%	4%
Measurement & Control Solutions	390	383	7	2%	9	8	24	6%	4%

Quarter Ended March 31
Xylem Inc.	1,237	1,217	20	2%	5	51	76	6%	6%
Water Infrastructure	482	480	2	0%	—	30	32	7%	7%
Applied Water	379	366	13	4%	—	12	25	7%	7%
Measurement & Control Solutions	376	371	5	1%	5	9	19	5%	4%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		Q4		YTD
	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Total Revenue
• Total Xylem	1,237	1,217	1,345	1,317	1,296	1,287	1,371	1,386	5,249	5,207
• Water Infrastructure	482	480	561	546	531	541	603	609	2,177	2,176
• Applied Water	379	366	394	388	376	378	392	402	1,541	1,534
• Measurement & Control Solutions	376	371	390	383	389	368	376	375	1,531	1,497
Operating Income
• Total Xylem	109	113	171	171	11	176	195	194	486	654
• Water Infrastructure	51	49	98	92	97	99	119	119	365	359
• Applied Water	56	50	62	61	61	59	62	66	241	236
• Measurement & Control Solutions	16	33	26	31	(136)	31	27	23	(67)	118
• Total Segments	123	132	186	184	22	189	208	208	539	713
Operating Margin
• Total Xylem	8.8%	9.3%	12.7%	13.0%	0.8%	13.7%	14.2%	14.0%	9.3%	12.6%
• Water Infrastructure	10.6%	10.2%	17.5%	16.8%	18.3%	18.3%	19.7%	19.5%	16.8%	16.5%
• Applied Water	14.8%	13.7%	15.7%	15.7%	16.2%	15.6%	15.8%	16.4%	15.6%	15.4%
• Measurement & Control Solutions	4.3%	8.9%	6.7%	8.1%	(35.0)%	8.4%	7.2%	6.1%	(4.4)%	7.9%
• Total Segments	9.9%	10.8%	13.8%	14.0%	1.7%	14.7%	15.2%	15.0%	10.3%	13.7%
Special Charges
• Total Xylem	4	6	—	1	155	1	—	4	159	12
• Water Infrastructure	—	—	—	—	—	—	—	2	—	2
• Applied Water	—	—	—	—	—	—	—	—	—	—
• Measurement & Control Solutions	4	2	—	1	155	—	—	2	159	5
• Total Segments	4	2	—	1	155	—	—	4	159	7
Restructuring & Realignment Costs
• Total Xylem	20	16	21	10	30	11	11	11	82	48
• Water Infrastructure	9	5	9	5	7	5	6	5	31	20
• Applied Water	3	3	4	2	3	2	3	3	13	10
• Measurement & Control Solutions	8	8	8	3	20	4	2	3	38	18
• Total Segments	20	16	21	10	30	11	11	11	82	48
Adjusted Operating Income
• Total Xylem	133	135	192	182	196	188	206	209	727	714
• Water Infrastructure	60	54	107	97	104	104	125	126	396	381
• Applied Water	59	53	66	63	64	61	65	69	254	246
• Measurement & Control Solutions	28	43	34	35	39	35	29	28	130	141
• Total Segments	147	150	207	195	207	200	219	223	780	768
Adjusted Operating Margin
• Total Xylem	10.8%	11.1%	14.3%	13.8%	15.1%	14.6%	15.0%	15.1%	13.9%	13.7%
• Water Infrastructure	12.4%	11.3%	19.1%	17.8%	19.6%	19.2%	20.7%	20.7%	18.2%	17.5%
• Applied Water	15.6%	14.5%	16.8%	16.2%	17.0%	16.1%	16.6%	17.2%	16.5%	16.0%
• Measurement & Control Solutions	7.4%	11.6%	8.7%	9.1%	10.0%	9.5%	7.7%	7.5%	8.5%	9.4%
• Total Segments	11.9%	12.3%	15.4%	14.8%	16.0%	15.5%	16.0%	16.1%	14.9%	14.7%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q4 2019				Q4 2018
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,371	—		1,371	1,386	—		1,386
Operating Income	195	11	a	206	194	15	a	209
Operating Margin	14.2%			15.0%	14.0%			15.1%
Interest Expense	(15)	—		(15)	(19)	—		(19)
Other Non-Operating Income (Expense)	(2)	8	b	6	4	1		5
Gain/(Loss) from sale of businesses	—	—		—	—	—		—
Income before Taxes	178	19		197	179	16		195
Provision for Income Taxes	(60)	24	c	(36)	46	(82)	c	(36)
Net Income attributable to Xylem	118	43		161	225	(66)		159
Diluted Shares	181.2			181.2	181.0			181.0
Diluted EPS	$0.65	$0.24		$0.89	$1.24	$(0.36)		$0.88

Year-over-year currency translation impact on current year diluted EPS	$(0.02)	$—	$(0.02)
Diluted EPS at Constant Currency	$0.67	$0.24	$0.91

	Q4 YTD 2019				Q4 YTD 2018
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	5,249	—		5,249	5,207			5,207
Operating Income	486	241	a	727	654	60	a	714
Operating Margin	9.3%			13.9%	12.6%			13.7%
Interest Expense	(67)	—		(67)	(82)	—		(82)
Other Non-Operating Income (Expense)	(4)	19	b	15	13	1		14
Gain/(Loss) from sale of businesses	1	(1)		—	—	—		—
Income before Taxes	416	259		675	585	61		646
Provision for Income Taxes	(15)	(113)	c	(128)	(36)	(88)	c	(124)
Net Income attributable to Xylem	401	146		547	549	(27)		522
Diluted Shares	181.2			181.2	181.1			181.1
Diluted EPS	$2.21	$0.81		$3.02	$3.03	$(0.15)		$2.88

Year-over-year currency translation impact on current year diluted EPS	$(0.09)	$(0.02)	$(0.11)
Diluted EPS at Constant Currency	$2.30	$0.83	$3.13

a	Quarter: Restructuring & realignment costs of $11 million in both 2019 and 2018 and special charges of $4 million in 2018 ($2 million of acquisition related costs and $2 million of asset impairment).

Year-to-date: Restructuring & realignment costs of $82 million and $48 million in 2019 and 2018, respectively; special charges of $155 million of intangible asset and goodwill impairment and $4 million of acquisition related costs in 2019 and $10 million of acquisition related costs and $2 million of asset impairment costs in 2018.

b
Special charges related to incremental pension costs as a result of the planned buyout of our UK pension plan of $6 million for the fourth quarter and $17 million year-to-date and $2 million of other special charges.

c
Quarter: Net tax impact on restructuring & realignment costs of $2 million in both 2019 and 2018; $4 million of tax impact on special charges in 2019 and tax-related special items of $30 million positive impact from expense adjustments in 2019 and and $80 million negative impact from benefit adjustments in 2018.

Year-to-date: Net tax impact on restructuring & realignment costs of $19 million and $12 million in 2019 and 2018, respectively; $6 million and $1 million of tax impact on special charges in 2019 and 2018, respectively and tax-related special items of $88 million and $75 million negative impact from benefit adjustments in 2019 and 2018, respectively.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Q3		Q4		Year Ended
	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Net Cash - Operating Activities	$83	$63	$123	$138	$245	$187	$388	$198	$839	$586
Capital Expenditures	(69)	(61)	(60)	(50)	(46)	(60)	(51)	(66)	(226)	(237)
Free Cash Flow	$14	$2	$63	$88	$199	$127	$337	$132	$613	$349
Cash paid for Sensus acquisition related costs	—	(1)	—	—	—	—	—	—	—	(1)
Free Cash Flow, excluding Sensus Acquisition Related Costs	$14	$3	$63	$88	$199	$127	$337	$132	$613	$350
Net Income	79	79	139	115	65	130	118	225	401	549
Gain/(Loss) from sale of businesses	1	—	—	(2)	—	2	—	—	1	—
Special Charges - non-cash impairment	(3)	—	—	—	(155)	—	—	(2)	(158)	(2)
Significant deferred tax benefit/(charge)	—	—	—	—	97	—	(33)	84	64	84
Net Income, excluding gain on sale of businesses, non-cash impairment charges and significant deferred tax items	$81	$79	$139	$117	$123	$128	$151	$143	$494	$467
Free Cash Flow Conversion	17%	4%	45%	75%	162%	99%	223%	92%	124%	75%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2019
	Q1	Q2	Q3	Q4	Total
Net Income	79	139	65	118	401
Income Tax Expense	15	17	(77)	60	15
Interest Expense (Income), net	17	18	14	13	62
Depreciation	29	29	30	29	117
Amortization	35	34	35	36	140
EBITDA	175	237	67	256	735
Share-based Compensation	9	7	7	6	29
Restructuring & Realignment	20	21	30	11	82
Loss/(Gain) from sale of business	(1)	—	—	—	(1)
Special Charges	4	—	166	8	178
Adjusted EBITDA	207	265	270	281	1,023
Revenue	1,237	1,345	1,296	1,371	5,249
Adjusted EBITDA Margin	16.7%	19.7%	20.8%	20.5%	19.5%

2018
	Q1	Q2	Q3	Q4	Total
Net Income	79	115	130	225	549
Income Tax Expense	16	35	31	(46)	36
Interest Expense (Income), net	20	20	20	18	78
Depreciation	29	29	29	30	117
Amortization	38	36	34	36	144
EBITDA	182	235	244	263	924
Share-based Compensation	9	7	7	7	30
Restructuring & Realignment	16	9	11	11	47
Loss/(Gain) from sale of business	—	2	(2)	—	—
Special Charges	6	1	1	4	12
Adjusted EBITDA	213	254	261	285	1,013
Revenue	1,217	1,317	1,287	1,386	5,207
Adjusted EBITDA Margin	17.5%	19.3%	20.3%	20.6%	19.5%